UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2014

IKANOS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51532	73-1721486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

(510) 979-0400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 21, 2014, Ikanos Communications, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). The final voting results on each of the matters submitted to a vote of the Company’s stockholders at the Special Meeting are set forth below. Each proposal was approved by the Company’s stockholders. Each proposal is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 31, 2014 (the “Proxy Statement”). For each of the proposals below, a quorum was present.

Proposal 1. Approval of the Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 200,000,000 to 425,000,000. The results of the voting were as follows:

For: 126,040,138	Against: 2,322,596	Abstain: 2,785,812

Proposal 2. Approval of amendments to the Company’s 2014 Stock Incentive Plan to (a) increase the number of shares of our common stock reserved for issuance thereunder by 75,000,000 shares, and (b) to increase the individual annual grant limits with respect to equity awards thereunder. The results of the voting were as follows:

For: 86,358,763	Against: 9,961,993	Abstain: 3,185,053	Broker Non-Votes: 31,642,737

Proposal 3. Approval of a one-time stock option exchange program for our eligible employees and directors to exchange certain outstanding stock options for stock options with a lower exercise price. The results of the voting were as follows:

For: 86,005,797	Against: 13,475,083	Abstain: 24,929	Broker Non-Votes: 31,642,737

Proposal 4. Approval of the adjournment or postponement of the Special Meeting, if necessary, for, among other reasons, the solicitation of additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the proposals set forth in the Proxy Statement. The results of the voting were as follows:

For: 121,409,140	Against: 6,364,277	Abstain: 3,375,129

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2014

IKANOS COMMUNICATIONS, INC.

By:	/s/ DENNIS BENCALA
Dennis Bencala
Chief Financial Officer and Vice President of Finance

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